UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2012

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant’s telephone number including area code	IRS Employer Identification Number

333-173712	BWAY PARENT COMPANY, INC. Delaware 8607 Roberts Drive, Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	27-1902348

333-172764-01	BWAY INTERMEDIATE COMPANY, INC. Delaware 8607 Roberts Drive, Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	27-2594571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 12, 2012, BWAY Holding Company, (the “Company”) entered into a fourth supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of June 16, 2010 (as supplemented, waived or amended, the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), governing the Company’s 10% Senior Notes due 2018 (the “Notes”). The Company entered into the Supplemental Indenture after the receipt of consents from the requisite holders of the Notes in accordance with the terms and conditions of the Consent Solicitation, dated as of October 5, 2012 (the “Statement”), pursuant to which the Company had solicited consents from the holders of the Notes to make certain proposed amendments to the Indenture (the “Proposed Amendments”), as reflected in the Statement and the Supplemental Indenture.

Notwithstanding that the Supplemental Indenture has become effective, the Proposed Amendments will not become operative until immediate prior to consummation of the proposed merger of BOE Merger Corporation, an affiliate of Platinum Equity, LLC, with and into BWAY Parent Company, Inc., the Company’s indirect parent (“Parent”), with Parent as the surviving company (the “Merger”). The Proposed Amendments will cease to be operative if the Merger is not consummated or if the Consent Fee (as defined below) is not paid.

Item 8.01. Other Events

On October 15, 2012, BWAY Parent announced that the requisite holders of the Notes had consented to the Proposed Amendments, upon the terms and subject to the conditions set forth in the Statement.

As of 5:00 p.m., New York City time, on October 12, 2012 (the “Expiration Date”), the Company had received valid consents from holders of an aggregate principal amount of $163,255,000 of the Notes. Accordingly, the Company, the Guarantors thereto and the Trustee entered into the Supplemental Indenture. Subject to the terms and conditions set forth in the Statement, the Company will pay eligible holders who have validly delivered and not revoked consents on or prior to the Expiration Date a cash payment equal to $2.50 per $1,000 aggregate principal amount of Notes for which such holders have validly delivered and not revoked consents on or prior to the Expiration Date (the “Consent Fee”). The Consent Fee will only be payable upon the closing of the Merger.

Separately, as the Supplemental Indenture has become effective, BOE Merger Corporation announced the termination of the previously announced offer to repurchase the Notes at 101% of the principal amount thereof in accordance with the terms and conditions of the Change of Control Notice and Offer to Purchase dated October 5, 2012.

A copy of the press release announcing the results of the consent solicitation, entry into the Supplemental Indenture and termination of the tender offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

99.1	Press release dated October 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants set forth below have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2012

BWAY PARENT COMPANY, INC.

By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer

BWAY INTERMEDIATE COMPANY, INC.

By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 15, 2012.